Exhibit 3.1(66)

COMPANY HAVING A SHARE CAPITAL

ARTICLES OF ASSOCIATION OF

Cott Ventures UK Limited

(Company Number 09038049)

(Adopted by Written Resolution passed on 28 May 2014)

INDEX TO ARTICLES

1	DEFINED TERMS	1

2	EXCLUSION OF THE MODEL ARTICLES	2

3	LIABILITY OF MEMBERS	2

4	DIRECTORS’ GENERAL AUTHORITY	3

5	SHAREHOLDERS’ RESERVE POWER	3

6	DIRECTORS MAY DELEGATE	3

7	COMMITTEES	3

8	DIRECTORS TO TAKE DECISIONS COLLECTIVELY	4

9	UNANIMOUS DECISIONS	4

10	CALLING A DIRECTORS’ MEETING	4

11	PARTICIPATION IN DIRECTORS’ MEETINGS	5

12	QUORUM FOR DIRECTORS’ MEETINGS	5

13	CHAIRING OF DIRECTORS’ MEETINGS	5

14	CASTING VOTE	5

15	DIRECTORS’ INTERESTS	6

16	RECORDS OF DECISIONS TO BE KEPT	6

17	DIRECTORS’ DISCRETION TO MAKE FURTHER RULES	6

18	APPOINTMENT AND REMOVAL OF DIRECTORS	6

19	TERMINATION OF DIRECTORS’ APPOINTMENT	7

20	DIRECTORS’ REMUNERATION	7

21	DIRECTORS’ EXPENSES	7

22	SHARE CAPITAL	8

23	ALL SHARES TO BE FULLY PAID UP	8

24	DIRECTORS’ POWERS TO ALLOT SHARES	8

25	COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS	8

26	VOTING	9

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27	SHARE CERTIFICATES	9

28	REPLACEMENT SHARE CERTIFICATES	10

29	SHARE TRANSFERS	10

30	TRANSMISSION OF SHARES	11

31	EXERCISE OF TRANSMITTEES’ RIGHTS	11

32	TRANSMITTEES BOUND BY PRIOR NOTICES	12

33	CAPITAL	12

34	PROCEDURE FOR DECLARING DIVIDENDS	12

35	DIVIDENDS ON A ORDINARY SHARES AND B ORDINARY SHARES	13

36	PREFERENCE DIVIDENDS	13

37	PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS	14

38	NO INTEREST ON DISTRIBUTIONS	15

39	UNCLAIMED DISTRIBUTIONS	15

40	NON-CASH DISTRIBUTIONS	16

41	WAIVER OF DISTRIBUTIONS	16

42	REDEMPTION OF PREFERENCE SHARES	16

43	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS	18

44	ATTENDANCE AND SPEAKING AT GENERAL MEETINGS	19

45	QUORUM FOR GENERAL MEETINGS	19

46	CHAIRING GENERAL MEETINGS	20

47	ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-SHAREHOLDERS	20

48	ADJOURNMENT	20

49	ERRORS AND DISPUTES	21

50	POLL VOTES	21

51	CONTENT OF PROXY NOTICES	22

52	DELIVERY OF PROXY NOTICES	22

53	AMENDMENTS TO RESOLUTIONS	23

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54	MEANS OF COMMUNICATION TO BE USED	23

55	COMPANY SEALS	24

56	NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS	24

57	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS	24

58	INDEMNITY	24

59	INSURANCE	25

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Registered Number: 9035891

THE COMPANIES ACT 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Cott Ventures UK Limited

PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

1	DEFINED TERMS

In the articles, unless the context requires otherwise:

“A Ordinary Shares” means the A Ordinary Shares of $1 each in the capital of the Company

“articles” means the Company’s articles of association.

“B Ordinary Shares” means the B Ordinary Shares of $1 each on the capital of the Company.

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy.

“chairman” has the meaning given in article 13.

“chairman of the meeting” has the meaning given in article 46.

“Companies Acts” means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the Company.

“director” means a director of the Company, and includes any person occupying the position of director, by whatever name called.

“distribution recipient” has the meaning given in article 36.

“document” includes, unless otherwise specified, any document sent or supplied in electronic form.

“electronic form” has the meaning given in section 1168 of the Companies Act 2006.

“fully paid” in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company.

“hard copy form” has the meaning given in section 1168 of the Companies Act 2006.

“holder” in relation to shares means the person whose name is entered in the register of members as the holder of the shares.

“instrument” means a document in hard copy form.

“Model Articles” means the model articles for private companies limited by shares contained in Schedule 1 of the Companies (Model Articles) Regulations 208 (SI 2008/3229).

“ordinary resolution” has the meaning given in section 282 of the Companies Act 2006

“paid” means paid or credited as paid.

“participate”, in relation to a directors’ meeting, has the meaning given in article 11.

“preference shares” means the preference shares of $1 each in the capital of the Company.

“proxy notice” has the meaning given in article 51.

“shareholder” means a person who is the holder of a share.

“shares” means shares in the Company.

“special resolution” has the meaning given in section 283 of the Companies Act 2006.

“subsidiary” has the meaning given in section 1159 of the Companies Act 2006.

“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law.

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

Unless the context otherwise requires, other words or expressions contained in these articles bear the same meaning as in the Companies Act 2006 as in force on the date when these articles become binding on the Company.

2	EXCLUSION OF THE MODEL ARTICLES

The Model Articles shall not apply to the Company.

3	LIABILITY OF MEMBERS

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

PART 2

DIRECTORS

DIRECTORS’ POWERS AND RESPONSIBILITIES

4	DIRECTORS’ GENERAL AUTHORITY

Subject to the articles, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

5	SHAREHOLDERS’ RESERVE POWER

5.1	The shareholders may, by special resolution, direct the directors to take, or refrain from taking, specified action.

5.2	No such special resolution invalidates anything, which the directors have done before the passing of the resolution.

6	DIRECTORS MAY DELEGATE

6.1	Subject to the articles, the directors may delegate any of the powers, which are conferred on them under the articles:

(a)	to such person or committee;

(b)	by such means (including by power of attorney);

(c)	to such an extent;

(d)	in relation to such matters or territories; and

(e)	on such terms and conditions;

as they think fit.

6.2	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

6.3	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

7	COMMITTEES

7.1	Committees to which the directors delegate any of their powers must follow procedures, which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors.

7.2	The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them.

DECISION-MAKING BY DIRECTORS

8	DIRECTORS TO TAKE DECISIONS COLLECTIVELY

8.1	The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with article 9.

8.2	If:

(a)	the Company only has one director; and

(b)	no provision of the articles requires it to have more than one director,

the general rule does not apply, and the director may take decisions without regard to any of the provisions of the articles relating to directors’ decision-making.

9	UNANIMOUS DECISIONS

9.1	A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter.

9.2	Such a decision may take the form of a resolution in writing, copies of which have been signed by each eligible director or to which each eligible director has otherwise indicated agreement in writing.

9.3	References in this article to eligible directors are to directors who would have been entitled to vote on the matter had it been proposed as a resolution at a directors’ meeting.

9.4	A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at such a meeting.

10	CALLING A DIRECTORS’ MEETING

10.1	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the Company secretary (if any) to give such notice.

10.2	Notice of any directors’ meeting must indicate:

(a)	its proposed date and time;

(b)	where it is to take place; and

(c)	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

10.3	Notice of a directors’ meeting must be given to each director, but need not be in writing.

10.4	Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company not more than 7 days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

11	PARTICIPATION IN DIRECTORS’ MEETINGS

11.1	Subject to the articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

(a)	the meeting has been called and takes place in accordance with the articles; and

(b)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

11.2	In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

11.3	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

12	QUORUM FOR DIRECTORS’ MEETINGS

12.1	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

12.2	The quorum for directors’ meetings may be fixed from time to time by a decision of the directors, but it must never be less than two, and unless otherwise fixed it is two.

12.3	If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision:

(a)	to appoint further directors; or

(b)	to call a general meeting so as to enable the shareholders to appoint further directors.

13	CHAIRING OF DIRECTORS’ MEETINGS

13.1	The directors may appoint a director to chair their meetings.

13.2	The person so appointed for the time being is known as the chairman.

13.3	The directors may terminate the chairman’s appointment at any time.

13.4	If the chairman is not participating in a directors’ meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.

14	CASTING VOTE

14.1	If the numbers of votes for and against a proposal are equal, the chairman or other director chairing the meeting has a casting vote.

14.2	But this does not apply if, in accordance with the articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.

15	DIRECTORS’ INTERESTS

Subject to the Companies Acts and to the disclosure of his interests in accordance with the Companies Acts, a director, notwithstanding his office, may:

(a)	be counted as participating in the decision-making process for quorum or voting purposes in circumstances where a proposed decision of the directors is concerned with an actual or proposed transaction or arrangement with the Company in which the director is interested (whether directly or indirectly); and

(b)	enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested and he shall not be liable to account to the Company for any profit, remuneration or other benefit derived from any such office, employment, contract, arrangement, transaction or proposal and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

16	RECORDS OF DECISIONS TO BE KEPT

The directors must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

17	DIRECTORS’ DISCRETION TO MAKE FURTHER RULES

Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

APPOINTMENT OF DIRECTORS

18	APPOINTMENT AND REMOVAL OF DIRECTORS

18.1	The holder or holders of more than half in nominal value of the issued ordinary shares in the capital of the Company may at any time and from time to time appoint any person to be a director (provided that any such appointment does not cause the number of directors to exceed a number which may be fixed from time to time as the maximum number) or remove any director from office.

18.2	Any appointment or removal of a director pursuant to this article shall be made by notice in writing and signed by or on behalf of the relevant holder or holders and served on the Company, marked for the attention of the board of directors or delivered to a duly constituted meeting of the directors.

18.3	Any such appointment or removal shall take effect when received by the Company or at such later time as shall be specified in such notice.

19	TERMINATION OF DIRECTORS’ APPOINTMENT

19.1	A person ceases to be a director as soon as:

(a)	that person is removed in accordance with the terms of article 19;

(b)	that person ceases to be a director by virtue of any provision of the Companies Act 2006 or is prohibited from being a director by law;

(c)	a bankruptcy order is made against that person;

(d)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(e)	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(f)	notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms.

20	DIRECTORS’ REMUNERATION

20.1	Directors may undertake any services for the Company that the directors decide.

20.2	Directors are entitled to such remuneration as the directors determine:

(a)	for their services to the Company as directors; and

(b)	for any other service which they undertake for the Company.

20.3	Subject to the articles, a director’s remuneration may:

(a)	take any form; and

(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

20.4	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

20.5	Unless the directors decide otherwise, directors are not accountable to the Company for any remuneration, which they receive as directors or other officers or employees of the Company’s subsidiaries or of any other body corporate in which the Company is interested.

21	DIRECTORS’ EXPENSES

21.1	The Company may pay any reasonable expenses which the directors properly incur in connection with their attendance at:

(a)	meetings of directors or committees of directors,

(b)	general meetings; or

(c)	separate meetings of the holders of any class of shares or of debentures of the Company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

PART 3

SHARES AND DISTRIBUTIONS

SHARES

22	SHARE CAPITAL

22.1	The share capital of the Company at the date of the adoption of these Articles is divided into Preference Shares, A Ordinary Shares and B Ordinary Shares.

22.2	Save as set out in Articles 35 (Dividend), 26 (Voting) and 33 (Capital), the A Ordinary Shares and the B Ordinary Shares shall be pari passu in all respects.

SHARE RIGHTS

23	ALL SHARES TO BE FULLY PAID UP

23.1	No share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the Company in consideration for its issue.

23.2	This does not apply to shares taken on the formation of the Company by the subscribers to the Company’s memorandum.

24	DIRECTORS’ POWERS TO ALLOT SHARES

In accordance with the provisions of section 550 of the Companies Act 2006, the directors may exercise any power of the Company:

(a)	to allot shares; or

(b)	to grant rights to subscribe for or to convert any security into such shares,

and any such allotment may be made as if section 561 of the Companies Act 2006 (existing shareholders’ rights of pre-emption) did not apply to such allotment.

25	COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS

Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or the articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

26	VOTING

26.1	Where an ordinary resolution or a special resolution is proposed, the voting rights attaching to each class of share shall be as follows:

(a)	on a written resolution or general meeting of the Company, Members holding one or more Preference Share on the date on which the resolution is circulated or the general meeting is held, shall collectively have votes comprising 70 per cent of the entire votes cast by all classes of shares of the Company;

(b)	on a written resolution or general meeting of the Company, Members holding one or more A Ordinary Share or B Ordinary Share on the date on which the resolution is circulated or the general meeting is held, shall collectively have votes comprising 30 per cent of the entire votes cast by all classes of shares of the Company.

26.2	The combined votes of the holders of A Ordinary Shares and B Ordinary Shares at 26.1(b) above shall be comprised as follows;

(a)	Members holding one or more A Ordinary Share on the date on which the resolution is circulated or the general meeting is held shall collectively have votes comprising 99 per cent of the aggregate votes of the holders of A Ordinary Shares and B Ordinary Shares cast at 26.1(b); and

(b)	Members holding one or more B Ordinary Share on the date on which the resolution is circulated or the general meeting is held shall collectively have votes comprising 1 per cent of the aggregate votes of the holders of A Ordinary Shares and the B Ordinary Shares cast at 26.1(b).

26.3	The holders of Preference Shares will be entitled to receive notice of and to attend any general meeting of shareholders of the Company and to vote in accordance with Article 26.2 above.

27	SHARE CERTIFICATES

27.1	The Company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds.

27.2	Every certificate must specify:

(a)	in respect of how many shares, of what class, it is issued;

(b)	the nominal value of those shares;

(c)	that the shares are fully paid; and

(d)	any distinguishing numbers assigned to them.

27.3	No certificate may be issued in respect of shares of more than one class.

27.4	If more than one person holds a share, only one certificate may be issued in respect of it.

27.5	Certificates must:

(a)	have affixed to them the Company’s common seal; or

(b)	be otherwise executed in accordance with the Companies Acts.

28	REPLACEMENT SHARE CERTIFICATES

28.1	If a certificate issued in respect of a shareholder’s shares is:

(a)	damaged or defaced; or

(b)	said to be lost, stolen or destroyed,

that shareholder is entitled to be issued with a replacement certificate in respect of the same shares.

28.2	A shareholder exercising the right to be issued with such a replacement certificate:

(a)	may at the same time exercise the right to be issued with a single certificate or separate certificates;

(b)	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

(c)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

29	SHARE TRANSFERS

29.1	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor.

29.2	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

29.3	The Company may retain any instrument of transfer, which is registered.

29.4	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

29.5	The directors may refuse to register the transfer of a share, and if they do so, the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

29.6	Notwithstanding anything contained in these Articles, whether expressly or impliedly contradictory to the provisions of this Special Article (to the effect that any provision contained in this Special Article shall override any other provision of these Articles), the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof, where such transfer:

(a)	is to any bank, institution or other person to which such shares have been charged by way of security, or to any nominee of such a bank, institution or other person (or a person acting as agent or security trustee for such person) (a “Secured Institution”);

(b)	is delivered to the Company for registration by a Secured Institution or its nominee in order to perfect its security over the shares; or

(c)	is executed by a Secured Institution or its nominee pursuant to the power of sale or other power under such security,

and the directors shall forthwith register any such transfer of shares upon receipt and furthermore notwithstanding anything to the contrary contained in these Articles no transferor of any shares in the Company or proposed transferor of such shares to a Secured Institution or its nominee and no Secured Institution or its nominee shall (in either such case) be required to offer the shares which are or are to be the subject of any transfer as aforesaid to the shareholders for the time being of the Company or any of them and no such shareholders shall have the right under the Articles or otherwise howsoever to required such shares to be transferred to them whether for any valuable consideration or otherwise.

30	TRANSMISSION OF SHARES

30.1	If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to that share.

30.2	A transmittee who produces such evidence of entitlement to shares as the directors may properly require:

(a)	may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person; and

(b)	subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

30.3	But transmittees do not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares.

31	EXERCISE OF TRANSMITTEES’ RIGHTS

31.1	Transmittees who wish to become the holders of shares to which they have become entitled must notify the Company in writing of that wish.

31.2	If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

31.3	Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

32	TRANSMITTEES BOUND BY PRIOR NOTICES

If a notice is given to a shareholder in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the shareholder before the transmittee’s name has been entered in the register of members.

33	CAPITAL

33.1	On a return of capital on liquidation or capital reduction or otherwise (except in the case of the redemption of shares of any class or the purchase by the Company of its own shares), the surplus assets of the Company available for distribution among the Members shall be applied in the following manner and order of priority:

(a)	Firstly, the holders of the Preference Shares shall be entitled to receive an amount equal to the aggregate Liquidation Value of all Preference Shares held by them before any amount shall be paid or any assets or property of the Company shall be distributed to the holders of A Ordinary Shares or B Ordinary Shares.

(b)	After payment to the holders of the Preference Shares of the amount so payable to them as above provided, they will not be entitled to share in any further distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.

(c)	thereafter, in distributing the balance of such assets amongst the holders of the A Ordinary Shares and B Ordinary Shares such that the holders of A Ordinary Shares shall receive collectively 99 per cent of such assets and the holders of B Ordinary Shares shall receive 1 per cent of such assets.

DIVIDENDS AND OTHER DISTRIBUTIONS

34	PROCEDURE FOR DECLARING DIVIDENDS

34.1	The Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends. An ordinary resolution is not required for payment of a Preference Dividend.

34.2	A dividend other than a Preference Dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

34.3	No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights.

34.4	Unless the shareholders’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares on the date of the resolution or decision to declare or pay it.

34.5	If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

34.6	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

34.7	If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

35	DIVIDENDS ON A ORDINARY SHARES AND B ORDINARY SHARES

35.1	The aggregate amount of any dividend to be paid to the A Ordinary Shares and B Ordinary Shares shall be divided and paid such that the resultant amount of the aggregate dividend paid to each class of these shall be as follows:-

(a)	The holders of A Ordinary Shares shall collectively receive 99% of the aggregate dividend declared and the dividend in respect of each A Ordinary Share shall be the pro rata portion of the aggregate payment to the A holders of A Ordinary Shares; and

(b)	The holders of B Ordinary Shares shall collectively receive 1% of the aggregate dividend disclosed and the dividend in respect of each B Ordinary Share shall be the pro rata portion of the aggregate payment to the holders of B Ordinary Shares.

36	PREFERENCE DIVIDENDS

36.1	The holders of the Preference Shares shall be entitled to receive and the Company shall pay out of the moneys of the Company properly applicable to the payment of dividends

(a)	A fixed preferential cumulative dividend at the rate of 10.2 per cent per annum on the Liquidation Amount (as hereinafter defined) per Preference Share (the “Preference Dividend”). Subject to the Companies Acts the Preference Dividend will be payable annually within 30 days of the end of each financial year (“Dividend Payment Date”) and will accrue and be cumulative from such date. If on any Dividend Payment Date the dividend payable on such date is not paid in full on all the Preference Shares then issued and outstanding, such dividend, or the unpaid part thereof, will be paid at a subsequent date or dates in priority to any other dividends declared by the Company.

(b)	The holders of the Preference Shares shall not be entitled to any dividends other than or in excess of the Preference Dividend.

36.2	The right to payment of the Preference Dividend shall be subordinate to the payment on any loans payable the Company has with other related or third parties.

36.3	“Liquidation Amount” shall mean with respect to each Preference Share, the amount of $1.

36.4	The Preference Dividend shall accrue from day to day from and including the date of issue.

36.5	Unless the Company is prohibited from paying dividends by the Companies Acts, the Preference Dividend shall be paid immediately on the Dividend Payment Date notwithstanding that there has not been a recommendation or declaration of the Board or resolution of the Company in general meeting approving the payment. Such dividends (together with any interest thereon) shall, if not paid on their due dates shall constitute a debt due from the Company to the holders of the Preference Shares which shall be payable in priority to any later Preference Dividend. If the Company fails to pay a Preference Dividend on the due date, interest shall accrue at the Interest Rate on the amount of such unpaid dividend from the due date to (and including) the date of payment of the relevant dividend (compounded at the end of each financial year).

36.6	Where the Company is precluded by the Companies Acts from paying any Preference Dividend in full on any date specified in these Articles, then in respect of any Preference Dividend which would otherwise require to be paid pursuant to these Articles on that date (such dividend being hereinafter called the “Relevant Dividend”);

(a)	the Company shall pay on that date to the holders of the Preference Shares the maximum part of the Preference Dividend which can then be paid by the Company; and

(b)	as soon as the Company is no longer precluded from doing so, the Company shall pay to the holders of the Preference Shares the maximum amount of the Preference Dividend which can, under the Companies Acts, be paid by the Company at that time.

36.7	Any arrears of Preference Dividend shall be carried forward and any amount which the Company shall subsequently distribute by way of dividend to the holders of the Preference Shares in respect of any financial year shall be applied first in reducing or extinguishing any arrears of Preference Dividend, and any interest thereon (which arrears and interest shall rank for payment in the order of priority applicable to such dividends in accordance with this Article 35.

36.8	No dividend on any other class of share shall be declared or paid in respect of any financial year unless and until the Preference Dividend together with any interest thereon have been paid in full in respect of that financial year and in respect of all previous financial years and all preference shares which have not been redeemed on or by the due date for redemption in accordance with Article 42 have been redeemed;

37	PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

37.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(a)	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

(b)	sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

(c)	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

(d)	any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

37.2	In the articles, “the distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

(a)	the holder of the share; or

(b)	if the share has two or more joint holders, whichever of them is named first in the register of members; or

(c)	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

38	NO INTEREST ON DISTRIBUTIONS

38.1	The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

(a)	the terms on which the share was issued and in particular Article 35; or

(b)	the provisions of another agreement between the holder of that share and the Company.

39	UNCLAIMED DISTRIBUTIONS

39.1	All dividends or other sums which are:

(a)	payable in respect of shares; and

(b)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

39.2	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it if:

(a)	twelve years have passed from the date on which a dividend or other sum became due for payment; and

(b)	the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

40	NON-CASH DISTRIBUTIONS

40.1	Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

40.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a)	fixing the value of any assets;

(b)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c)	vesting any assets in trustees.

41	WAIVER OF DISTRIBUTIONS

Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

(a)	the share has more than one holder; or

(b)	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

42	REDEMPTION OF PREFERENCE SHARES

42.1	Subject to the provisions of the Companies Acts and to the provision of these Articles, the Company may, at any time after the 5th anniversary of the issue of the Preference Shares, redeem, in the manner hereinafter provided, all of the Preference Shares (but not some only) on payment for each share to be redeemed of its Liquidation Amount together with Preference Dividends thereon accruing up to, but not including, the Redemption Date, the Retraction Date (as defined below) or other date for distribution on the Preference Shares as the case may be (the “Redemption Price”). The procedure for the redemption of the Preference Shares shall be as follows:

(a)	Notice of redemption of the Preference Shares shall be given by the Company not less than three Business Days (or, if any particular holder of Preference Shares to be redeemed consents, such shorter period to which such person may consent) and not more than 30 days prior to the date specified in the notice for the redemption (the “Liquidation Date”) to each applicable holder of Preference Shares. Such notice shall set out the number of shares of any particular series to be redeemed, the Redemption Price, the date for redemption (the “Redemption Date”) and the place or places of redemption;

(b)	On or after the Redemption Date, the Company will pay or cause to be paid to or to the order of the holders of the Preference Shares to be redeemed the Redemption Price thereof on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates representing the shares called for redemption. Such payment will be made by immediately available funds. From and after the Redemption Date, the holders of the Preference Shares so redeemed will cease to be entitled to dividends and will not be entitled to exercise any of the rights of holders of Preference Shares in respect thereof unless payment of the Redemption Price is not made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders of the said Preference Shares will remain unaffected; and

(c)	The Company shall, at any time on or after the date of mailing of the notice of redemption, deposit the Redemption Price for the Preference Shares to be redeemed in a special account for the holders of such shares in any UK chartered bank or trust company specified in the notice of redemption and, upon the later of the date of such deposit and the Redemption Date, the Preference Shares shall be deemed to be redeemed and the rights of each holder thereof after the later of such dates shall be limited to receiving, without interest, the proportionate part of the total Redemption Price applicable to such Preference Share upon presentation and surrender of the certificate or certificates representing the shares so redeemed. Any interest on such deposit shall belong to the Company; and

42.2	Subject to the provisions of the Companies Acts on the 21st anniversary of their issue, the Company shall, in the manner hereinabove provided, redeem any and all outstanding Preference Shares on payment for each share to be redeemed of the Redemption Price.

42.3	A holder of Preference Shares shall be entitled, at any time after the 21st anniversary of their issuance, to require the Company to the extent it is lawfully able to do so to redeem any or all of the Preference Shares registered in the name of such holder. To effect such redemption, the holder shall present and surrender at the registered office of the Company the certificate or certificates representing the Preference Shares which the holder desires to have the Company redeem, together with a request (the “Retraction Request”) in writing specifying (i) the number of Preference Shares that the holder wishes to have redeemed by the Company and (ii) the Business Day on which the holder wishes to have the Company redeem such Preference Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than 10 Business Days (or such shorter period to which the Company may consent) nor more than 15 Business Days after the date on which the Retraction Request is received by the Company.

42.4

Upon receipt by the Company of a Retraction Request together with a certificate or certificates representing the Preference Shares which the holder desires to have the Company redeem, the Company shall, on the Retraction Date redeem such Preference Shares and shall deliver or caused to be delivered to such holder the total Redemption Price thereof. Such payment will be made by bank transfer to a bank account nominated by the holder of the Preference Shares (or, with the consent of the holder, by any other means of immediately available funds). If a part only of the Preference Shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Company. The said Preference Shares will be redeemed on the Retraction Date and, from and after the Retraction Date, the holder of such shares will cease to be entitled to dividends and will not be entitled to exercise any of the rights of a holder of Preference Shares in respect thereof, other than the right to receive his proportionate share of the total unless payment of the total Redemption Price is not made on the Retraction Date, in which case the rights of such holder shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided.

42.5	If a holder of Preference Shares has required the Company to redeem all or any of the Preference Shares held by him and the Company cannot redeem the said shares on the Redemption Date without thereby contravening the Companies Acts, the Company will redeem the said shares as soon as it is lawfully able to do so and until the said shares are so redeemed the rights of the holder thereof will remain unaffected, provided that the said holder may at any time by notice in writing tendered to the Company at its registered office withdraw the request that the said shares be redeemed, in which event the Company will return to the said holder the share certificate or certificates representing the said shares which had been tendered to the Company.

TRANSFER OF SHARES

CAPITALISATION OF PROFITS

43	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS

43.1	Subject to the articles, the directors may, if they are so authorised by an ordinary resolution:

(a)	decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and

(b)	appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

43.2	Capitalised sums must be applied:

(a)	on behalf of the persons entitled; and

(b)	in the same proportions as a dividend would have been distributed to them.

43.3	Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

43.4	A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

43.5	Subject to the articles the directors may:

(a)	apply capitalised sums in accordance with paragraphs (3) and (4) partly in one way and partly in another;

(b)	make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments); and

(c)	authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article.

PART 4

DECISION-MAKING BY SHAREHOLDERS

ORGANISATION OF GENERAL MEETINGS

44	ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

44.1	A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

44.2	A person is able to exercise the right to vote at a general meeting when

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

44.3	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

44.4	In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

44.5	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

45	QUORUM FOR GENERAL MEETINGS

No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

46	CHAIRING GENERAL MEETINGS

46.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

46.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)	the directors present; or

(b)	(if no directors are present), the meeting;

must appoint a director or shareholder to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

46.3	The person chairing a meeting in accordance with this article is referred to as “the chairman of the meeting”.

47	ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-SHAREHOLDERS

47.1	Directors may attend and speak at general meetings, whether or not they are shareholders.

47.2	The chairman of the meeting may permit other persons who are not:

(a)	shareholders of the Company; or

(b)	otherwise entitled to exercise the rights of shareholders in relation to general meetings,

to attend and speak at a general meeting.

48	ADJOURNMENT

48.1	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it.

48.2	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

(a)	the meeting consents to an adjournment; or

(b)	it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

48.3	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

48.4	When adjourning a general meeting, the chairman of the meeting must:

(a)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors; and

(b)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

48.5	If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(a)	to the same persons to whom notice of the Company’s general meetings is required to be given; and

(b)	containing the same information which such notice is required to contain.

48.6	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

49	ERRORS AND DISPUTES

49.1	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

49.2	Any such objection must be referred to the chairman of the meeting, whose decision is final.

50	POLL VOTES

50.1	A poll on a resolution may be demanded:

(a)	in advance of the general meeting where it is to be put to the vote; or

(b)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

50.2	A poll may be demanded by:

(a)	the chairman of the meeting;

(b)	the directors;

(c)	two or more persons having the right to vote on the resolution; or

(d)	a person or persons representing not less than one tenth of the total voting rights of all the shareholders having the right to vote on the resolution.

50.3	A demand for a poll may be withdrawn if:

(a)	the poll has not yet been taken; and

(b)	the chairman of the meeting consents to the withdrawal.

50.4	Polls must be taken immediately and in such manner as the chairman of the meeting directs.

51	CONTENT OF PROXY NOTICES

51.1	Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which:

(a)	states the name and address of the shareholder appointing the proxy;

(b)	identifies the person appointed to be that shareholder’s proxy and the general meeting in relation to which that person is appointed;

(c)	is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may determine; and

(d)	is delivered to the Company in accordance with the articles and any instructions contained in the notice of the general meeting to which they relate.

51.2	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

51.3	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

51.4	Unless a proxy notice indicates otherwise, it must be treated as:

(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

52	DELIVERY OF PROXY NOTICES

52.1	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

52.2	An appointment under a proxy notice may be revoked by delivering to the Company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.

52.3	A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.

52.4	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

53	AMENDMENTS TO RESOLUTIONS

53.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)	notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

53.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

53.3	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

PART 5

ADMINISTRATIVE ARRANGEMENTS

54	MEANS OF COMMUNICATION TO BE USED

54.1	Subject to the articles, anything sent or supplied by or to the Company under the articles may be sent or supplied in any way in which the Companies Act 2006 provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.

54.2	A document or information sent or supplied by the Company in electronic form shall be deemed to have been received by the intended recipient on the day following that on which the document or information was sent. Proof that a document or information in electronic form was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators from time to time shall be conclusive evidence that the document or information was served.

54.3	Where a document or information is sent by post (whether in hard copy or electronic form) to an address outside the United Kingdom. It is deemed to have been received by the intended recipient at the expiration of seven days after it was posted.

54.4	Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

54.5	A director may agree with the Company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

55	COMPANY SEALS

55.1	Any common seal may only be used by the authority of the directors.

55.2	The directors may decide by what means and in what form any common seal is to be used.

55.3	Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

55.4	For the purposes of this article, an authorised person is:

(a)	any director of the Company;

(b)	the Company secretary (if any); or

(c)	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

56	NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS

Except as provided by law or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a shareholder.

57	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS

The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

DIRECTORS’ INDEMNITY AND INSURANCE

58	INDEMNITY

58.1	Subject to paragraph 58.2, a relevant director of the Company or an associated company may be indemnified out of the Company’s assets against:

(a)	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an associated company,

(b)	any liability incurred by that director in connection with the activities of the Company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006),

(c)	any other liability incurred by that director as an officer of the Company or an associated company.

58.2	This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

58.3	In this article:

(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

(b)	a “relevant director” means any director or former director of the Company or an associated company.

59	INSURANCE

59.1	The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant director in respect of any relevant loss.

59.2	In this article:

(a)	a “relevant director” means any director or former director of the Company or an associated company;

(b)	a “relevant loss” means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to the Company, any associated company or any pension fund or employees’ share scheme of the Company or associated company; and

(c)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.